QuickLinks -- Click here to rapidly navigate through this document

Exhibit 32.1

CERTIFICATION OF ANNUAL REPORT ON FORM 10-K
OF GOLDLEAF FINANCIAL SOLUTIONS INC.
FOR THE YEAR ENDED DECEMBER 31, 2008

        The undersigned hereby certifies, pursuant to 18 U.S.C. Section 906 of the Sarbanes-Oxley Act of 2002, that, to the undersigned's best knowledge and belief, the Annual Report on Form 10-K for Goldleaf Financial Solutions, Inc. ("Issuer") for the period ending December 31, 2008 as filed with the Securities and Exchange Commission on the date hereof (the "Report"):

  (a)
  fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

  (b)
  the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Issuer.

        The foregoing certification is being furnished solely to accompany the Report pursuant to 18 U.S.C. Section 1350, and is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

        This Certification is executed as of March 31, 2009.

        A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to the Company and will be retained by the Company and furnished to the Securities Exchange Commission or its staff upon request.

/s/ G. LYNN BOGGS G. Lynn Boggs Chief Executive Officer

QuickLinks

  Exhibit 32.1
CERTIFICATION OF ANNUAL REPORT ON FORM 10-K OF GOLDLEAF FINANCIAL SOLUTIONS INC. FOR THE YEAR ENDED DECEMBER 31, 2008